EXHIBIT 99.1




INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

     This report includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the Company's ability to complete the planned spin-off of its AEFA business unit, which is subject to final approval by the Company's Board of Directors, the receipt of necessary regulatory approvals and a favorable tax ruling and/or opinion, and in connection with the proposed spin-off, the Company's ability to capitalize AEFA consistent with rating agency requirements and to manage transition costs and implement effective transition arrangements with AEFA on a post-completion basis; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new cardmembers, reduce cardmember attrition, capture a greater share of existing cardmembers' spending, sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services (GNS) business; the Company's ability to introduce new product, reward program enhancements and service enhancements on a timely basis during the latter half of 2005 and the first half of 2006; the success of the GNS business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides U.S. GNS bank partners the benefits of greater cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; the continuation of favorable trends, including increased travel and entertainment spending and the overall level of consumer confidence; successfully cross-selling financial, travel, card and other products and services to the Company's customer base, both in the United States and abroad; the Company's ability to generate sufficient revenues for expanded investment spending, and the ability to capitalize on such investments to improve business metrics; the costs and integration of acquisitions; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; the Company's ability to manage credit risk related to consumer debt, business loans, merchant bankruptcies and other credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of TRS' billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual

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arrangements with such parties under certain circumstances; a downturn in the
Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; risks associated with the Company's agreements with Delta Air Lines to prepay $500 million for the future purchases of Delta SkyMiles rewards points and to loan up to $75 million to Delta; AEFA's ability to improve investment performance, including attracting and retaining high-quality personnel, and reduce outflows of invested funds; AEFA's ability to develop and introduce new and attractive products to clients in a timely manner and effectively manage the economics in selling a growing volume of non-proprietary mutual funds and other retail financial products to clients; fluctuation in the equity and fixed income markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management, distribution and other fees received based on the value of those assets; AEFA's ability to recover deferred acquisition costs (DAC), as well as the timing of such DAC amortization, in connection with the sale of annuity, insurance and certain mutual fund products, and the level of guaranteed minimum death benefits paid to clients; changes in assumptions relating to DAC, which could impact the amount of DAC amortization; changes in federal securities laws affecting the mutual fund industry, including possible enforcement proceedings and the adoption of rules and regulations designed to prevent trading abuses, restrict or eliminate certain types of fees, change mutual fund governance and mandate additional disclosures, and the ability to make the required investment to upgrade compliance systems and procedures in response to these changes; AEFA's ability to avoid deterioration in its high-yield portfolio in order to mitigate losses in its investment portfolio; fluctuations in foreign currency exchange rates; fluctuations in interest rates, which impact the Company's borrowing costs, return on lending products and spreads in the insurance, annuity and investment certificate products; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to TRS' lending securitizations; the amount of recovery under the Company's insurance policies for losses resulting from the September 11th terrorist attacks; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including changes in tax laws or regulations that could result in the elimination of certain tax benefits; outcomes and costs associated with litigation and compliance and regulatory matters; deficiencies and inadequacies in the Company's internal control over financial reporting, which could result in inaccurate or incomplete financial reporting; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its other reports filed with the SEC.

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                    UBS 2005 FINANCIAL SERVICES CONFERENCE

                          KENNETH I. CHENAULT REMARKS
                                 May 10, 2005
--------------------------------------------------------------------------------

Talking points prepared for presentation to the UBS Financial Services Conference by American Express Chairman and Chief Executive Officer Ken Chenault on May 10, 2005.

     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

SLIDE 1

Thank you, Eric, and thank you all for joining us today.

Here's what I'd like to cover during the next 20 minutes or so.

SLIDE 2

First, given that everyone's detailed knowledge of American Express is probably varied, I'll briefly review our first quarter performance.

Second, I'll update you on the activity around our planned spin-off of American Express Financial Advisors.

Finally, I'll spend the bulk of our time discussing my thoughts on American Express post-spin.

I'll address our current, strong position within the charge and credit card issuing and network markets, including the diversity of our business portfolio and the opportunities we have for growth over the short, moderate and long-term.

SLIDE 3

Let me start with our recent financial performance.

As you can see, during the first quarter we continued our strong earnings momentum, achieving record net income for the fifth straight quarter.

In addition, we met or exceeded each of our on average and over time financial targets for EPS growth, revenue growth and ROE.

Our strong performance is the result of the positive changes we've made to our business model, along with the benefits of the many business building initiatives we've executed over the last several years.

SLIDE 4

Within our Travel Related Services business, our first quarter metric performance was strong on both an absolute and relative basis against the organic growth of our peers.

TRS comprises a broad and deep set of businesses, including proprietary card, network, travel and prepaid services.

Collectively, these businesses produce strong growth, excellent returns and financial stability.

Our momentum in cardmember billings, cards in force and lending, as well as best in class credit performance, has generated excellent results over the last two years.

For the most recent quarter, in the far right column, worldwide spending grew by 15%, a rate that exceeded all of the other major card issuers who report this metric.

This growth reflected a strong increase in average spending per card, the net addition of 4.5 million new proprietary and network cards since last year, the success of reward programs and targeted marketing on behalf of our merchant partners, and the continued expansion of merchant coverage and card usage. Cardmember loans grew by 7% on a managed basis, excluding the impact of the sale of our equipment leasing business last year.*

Our organic growth in receivables compared favorably to that of our peers, particularly against an overall industry growth rate that continues to be in the low single digits.

We've generated these lending results even though, unlike competing issuers, our focus is on spending, with receivables growth being a complementary outcome of our initiatives to drive spend.

Along with excellent growth in card volumes, our write-off and past due rates improved year-over-year.

They remain at historically low levels and continue to be best-in-class against our peers.

---------------------
* On a GAAP basis, cardmember loans grew by 4% during the first quarter of 2005 as compared to the first quarter of 2004.

SLIDE 5

Financial Advisors and American Express Bank also generated good levels of growth during the quarter.

Sales, assets and bank holdings were all up solidly.

At Financial Advisors, these metrics translated into very good relative performance, with earnings and revenue growth comparing well to industry peers.

SLIDE 6

The progress being made by Jim Cracchiolo and his management team was, in fact, a major consideration in our decision to pursue the spin-off of Financial Advisors.

As you know, in February we announced plans to spin-off Financial Advisors as a tax-free dividend to shareholders.

We believe that creating two independent companies with separate ownership will position us to maximize growth in each of these businesses.

Post-spin, American Express will be more focused on growth opportunities in payments and network processing, opportunities that are both broad and deep and which leverage our organizational strengths and many of our existing assets.

The financial characteristics of the new American Express will reflect these businesses, which offer superior returns and which are less capital intensive relative to retail financial services. Our confidence in these opportunities led us to raise our long-term return on equity target from 18% to 20%, to 28% to 30% post-spin.

For Financial Advisors, the spin-off will allow them to prioritize their investment spending and compete against their industry peers as they see fit, unconstrained by the tradeoffs that come with being part of a larger company.

With its unique planning and advice business model and its strong market position in a number of financial products and services, Financial Advisors has a range of business opportunities it can pursue for future growth.

In terms of the transaction itself, we expect to capitalize Financial Advisors appropriately prior to the spin-off to provide them with sufficient liquidity and access to capital markets, while supporting IDS Life's current financial strength ratings.

We're making good progress in executing all of the many steps required to complete this transaction, including establishing a new brand for Financial Advisors, and de-linking IT and other shared services.

We incurred $22 million of expenses in the first quarter related to the transaction, most of which were to recognize and reward advisors for their ongoing contributions to Financial Advisors' success.

We expect the cumulative impact of all transaction related expenses to be significant, and we plan on disclosing them in our quarterly results throughout the year.

We plan on filing a Form 10 with the SEC in June.

This document will provide you with a better understanding of our transitional costs, the ongoing expense implications of separating the companies, and the capital strategy for Financial Advisors.

It will also give you a pro-forma segment breakout of their results, which should provide you with a better understanding of their business performance.

We're very excited about the prospects for the American Express Company post-spin, and the employees and advisors at Financial Advisors are energized by the chance to create an independent company.

We think the spin-off is a winning scenario for both of our businesses.

SLIDE 7

Now let me turn to the main focus of my discussion today - the prospects for the new American Express post-spin.

Over our 155-year history, American Express has reinvented itself many times, adapting to changes in the business world and the world at large.

With the spin-off of Financial Advisors and the transformational changes taking place within our various payments businesses -- most notably the opening of our network business in the United States -- we're at one of those reinvention points today.

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SLIDE 8

The new American Express is a company whose financial characteristics, diversification and unique spend-centric business model set us apart from our competitors.

We are, and will remain, the most diverse payment and processing company in the industry. No other payment company has high-performing businesses across as many dimensions as we do.

o Within our payment businesses we have multiple models and products including charge, lending, co-brand, partner-issued and pre-paid services.
o We have multiple customer segments - consumer, small business, middle market, large corporate. o We have geographic breadth, with proprietary businesses in almost 30 major markets, and a Global Network Services presence in 100 countries.
o These businesses produce multiple revenue sources, including fees, spread revenue, commissions and interest income.
o Across these payment businesses we also have a diversity of funding sources - such as commercial paper, securitizations, and local funding in some of our largest markets.

In addition, we have complementary businesses such as travel and international private banking, which add to our diversity.

No other payment or network company has this type of breadth.

SLIDE 9

Our spend-centric model is unique in the industry and is a more capital efficient construct for generating consistent growth and profitability.

As many of you know, we earn the majority of our revenues from spending on cards, whereas our competitors rely more heavily on fees from revolving balances.

We've often spoken about the inherent strength of our spend-based model, which leverages the unique advantages of our closed loop to provide superior value propositions that drive higher spending to our merchants.

Because our cardmembers spend significantly more on average than those of Visa and MasterCard, we earn premium economics on the value we provide.

This allows us to continue to invest in rewards and other incentives that further drive spending per cardmember.

This model is a self-reinforcing, virtuous circle based on providing superior value to our high-spending cardmembers, merchants and business partners.

SLIDE 10

Our efficiency in generating high levels of spending is evident in what we call spend velocity, or the ratio of billed business to receivables.

As you can see, we are the leader in this metric.

For example, in our U.S. charge and lending business, we generate more than 5 dollars of spend for every dollar of receivables.

Even separating out our charge business and looking only at our U.S. lending business, we generate significantly higher spending per dollar of receivables than all of our major competitors.

As a result, the growth in our card business requires less capital than the level required by our competitors.

SLIDE 11

The breadth of our cardmember spending is a key strength of our business.

As this chart illustrates, our spending comes from diverse sources in terms of both customer segments and geography - U.S. consumer, small business, global corporate, international consumer and small business and global network services.

                                     -5-
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SLIDE 12

Within each of these categories, we've generated strong growth over time, and particularly since 2001.

Our excellent performance in overall spending growth is an outcome of the strong momentum we're sustaining across every customer segment.

SLIDE 13

Likewise, we have significant spend diversity by industry.

Over the years, we've broadened our mix of spending, lowering our reliance on travel and entertainment and shifting proportionately more spending to retail and everyday categories.

While T&E is still very important to our base, the majority of our card spending today is non-T&E, our fastest-growing segment.

SLIDE 14

While plastic penetration has grown over the years, $3.4 trillion of U.S. spending still takes place on cash and checks.

Based on our ability to outpace economic growth rates and capture a greater portion of this untapped opportunity, I believe we have tremendous potential to build and sustain our growth in cardmember spending over the long term.

For example, our billings growth comfortably exceeded real GDP growth in each of the last 15 years with two exceptions -- during the first gulf war and of course in 2001.

This penetration opportunity exists for us in both the United States and internationally.

For example, only 35 to 40 percent of total U.S. consumer spending takes place on plastic today, and for small businesses this number is less than 10 percent.

Internationally, plastic penetration is even lower and rapidly growing markets, such as China, offer tremendous potential.

SLIDE 15

Our effectiveness in deepening our relationships with existing cardmembers has served to increase our average spending per card.

On average, spending on American Express cards in the United States is about four times higher than spending on Visa and MasterCard products, and our gap has continued to widen.

SLIDE 16

Our average cardmember spending growth and the continued addition of high-quality cards have led to share gains for us in a number of markets.

In 2004, according to the Nilson Report, our share of U.S. general purpose card spending grew faster than the bankcard associations.

And, based on initial reports, we believe this trend continued in the first quarter.

In a number of international markets, our share is lower than in the U.S., giving us significant growth potential in both our proprietary card-issuing business and our expanding network of bank issuing partners.

SLIDE 17

Key to our increased spending and share growth has been the success of our rewards programs.

We remain the industry leader and innovator in the rewards segment, with unique relationships and offerings across a range of industry partners.

Increasingly, our competitors are also offering products with rewards components, but over the years, cardmember participation in our rewards-based programs and products has continued to grow.

SLIDE 18

Success in rewards is important because, as you can see, these incentives continue to benefit our bottom-line, driving very positive behavior in spending per account, customer loyalty and credit performance.

SLIDE 19

Our combination of higher spending, loyal customers and increased cards-in-force have strengthened our merchant value proposition, enabling us to grow our merchant locations in force in each of the past several years.

SLIDE 20

In addition, we've been able to grow our merchant base without a substantial change in our pricing. In fact, our relative value to merchants is both strong and improving.

We deliver a higher quality customer than our bank card competitors, and our average spending per card continues to grow at a faster rate.

In terms of pricing to merchants, we price on value -- as we've always done. This is unlike our network competitors, who have used their market power to increase their rates without increasing their commensurate value to merchants.

SLIDE 21

One element of the value we provide to merchants comes from our closed loop network.

Our closed loop is a key differentiator, one that drives unique benefits to both our merchant base and our cardmembers.

Through the closed loop, we have an integrated and direct relationship with cardmembers, issuers and merchants.

This differs from the other networks who, because of their use of third party merchant acquirers, don't have direct relationships with their merchants.

Since we are the merchant acquirer for all of our merchants, our direct relationship enables us to capture detailed information about how and where our cardmembers spend.

We can then effectively use this information to provide cardmembers with valuable spending offers, and our merchants with targeted customer marketing and loyalty programs.

In addition to partnering with merchants on an individual basis, we leverage this capability in other ways as well.

Let me give you a couple of examples:

o Because of our relationships we've been able to launch a business savings program for our merchants, by our merchants, providing them with volume discounts on a range of services, from car rentals to overnight deliveries.
o In addition, we've created an online capability called American Express Selects, which provides unique offers to cardmembers from merchants around the globe.

Through Selects, American Express cardmembers have access to over 4,300 offers and experiences within 27 countries, which include dining, shopping, travel and entertainment benefits.

For example, in the U.S. this program is available to any American Express cardholder, either proprietary or an MBNA American Express cardmember, and offers an array of specially negotiated offers and experiences -- from 20% off at Brooks Brothers to free ski lessons.

(We also offered new BMW roadsters for $5,000, but - as you can imagine -- those went pretty fast.)

Our results to date have been very exciting, driven by the customer, issuer and merchant value that comes directly from the benefit of our closed loop network.

SLIDE 22

In closing let me just say the following.

We've generated strong results over the past few years, results that reflect the breadth of our opportunities and our ability to effectively execute our strategy.

As you may have heard me discuss on previous occasions, I think of our growth opportunities as being in three buckets: base organic, expanded opportunities and acquisitions.
                                     -7-
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In terms of organic growth, we're strongly positioned to benefit from a number of trends:

o The tremendous penetration opportunity that exists to capture spending currently done with cash and checks;
o Our ability as a company to further increase the average spending of our existing customers; and
o Our ability to attract new customers into our franchise through innovative product and service offerings, and the continued expansion of our merchant base.

In the expanded bucket, we leverage the existing capabilities and assets of our core businesses to exploit emerging opportunities for accelerated growth.

Examples in this category include the growth of our Global Network Services business, our corporate middle market business and pre-paid products.

Finally, beyond our expanded opportunities, we also have the option of doing acquisitions.

While we haven't done many acquisitions in the recent past, they still remain a potential avenue for growth.

We'll continue to consider acquisitions on a selective basis and from a position of strength, pursuing only those opportunities that can accelerate our growth at attractive returns for our core businesses.

SLIDE 23

Overall I believe we have the broadest and deepest range of growth opportunities that I've seen in many years.

Our pipeline of marketing, product and service-related initiatives is particularly strong, with investment opportunities that we expect will generate a number of new and enhanced capabilities for our card customers, merchant partners and network issuers.

In fact, over the next year, you'll see elements of this pipeline as we introduce a number of new products, reward program enhancements and service enhancements that will further position our company as an industry leader and innovator.

To help fund these growth opportunities, we'll also continue to reengineer our business models so that we're positioned to invest aggressively for our future.

Our recent business success, coupled with our strong track record of innovation, superior marketing and information management, makes us confident that these investments will continue to drive growth and shareholder value into the future.

Thank you.

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